EXHIBIT NUMBER 21

                              LIST OF SUBSIDIARIES



                                                                      EXHIBIT 21

NAME OF SUBSIDIARY                                 JURISDICTION OF INCORPORATION

ABS Synectics Sarl                                  France
Bakken Research Center, B.V.                        Netherlands
Biotec International S.r.l.                         Italy
Cardiotron Medizintechnik G.m.b.H.                  Germany
CTD Synectics Ltd.                                  Hong Kong
Electromedics Medizintechnik G.m.b.H.               Germany
India Biomedical Investment, Ltd.                   Minnesota
InStent (Israel), Inc.                              Israel
Interbank Leasing                                   Colorado
Interamerica Medtronic, Inc.                        Illinois
International Finance C.V.                          Netherlands
International Medical Education Corporation         Colorado
MDTRNC International Technology AB                  Sweden
MDTRNC-Vingmed AB                                   Sweden
Med Rel, Inc.                                       Minnesota
Medtronic (Africa) (Proprietary) Limited            South Africa
Medtronic Andover Medical, Inc.                     Delaware
Medtronic AneuRx, Inc.                              Minnesota
Medtronic Asia, Ltd.                                Minnesota
Medtronic Asset Managment, Inc.                     Minnesota
Medtronic Australasia Pty. Limited                  Austraila
Medtronic B.V.                                      Netherlands
Medtronic Belgium, S.A.                             Belgium
Medtronic Bio-Medicus, Inc.                         Minnesota
Medtronic Carbon Implants, Inc.                     Delaware
Medtronic CardioRhythm                              California
Medtronic China, Ltd.                               Minnesota
Medtronic do Brasil Ltda.                           Brazil
Medtronic Dominicana C. por A.                      Dominican Republic
Medtronic Electromedics, Inc.                       Minnesota
Medtronic Export, Inc.                              Delaware
Medtronic Europe, N.V.                              Belgium
Medtronic FSC B.V.                                  Netherlands
Medtronic France S.A.                               France
Medtronic G.m.b.H.                                  Germany
Medtronic Ges.m.b.H.                                Austria
Medtronic Heart Valves, Inc.                        Minnesota
Medtronic HemoTec, Inc.                             Colorado
Medtronic Iberica, S.A.                             Spain
Medtronic InStent, Inc.                             Minnesota
Medtronic International, Ltd.                       Delaware
Medtronic International Technology, Inc.            Minnesota
Medtronic Interventional Vascular, Inc.             Delaware
Medtronic Interventional Vascular, Inc.             Massachussetts
Medtronic Italia S.p.A.                             Italy
Medtronic Japan Co., Ltd.                           Japan
Medtronic Korea Co., Ltd.                           South Korea
Medtronic Latin America, Inc.                       Minnesota
Medtronic Limited                                   United Kingdom
Medtronic Mediterranean SAL                         Lebanon
Medtronic Micro Interventional Systems, Inc.        Minnesota
Medtronic Milaca, Inc.                              Minnesota
Medtronic of Canada, Ltd.                           Canada
Medtronic Overseas, Inc.                            Delaware
Medtronic PS Medical, Inc.                          California
Medtronic Puerto Rico, Inc.                         Minnesota
Medtronic S. de R.L. de C.V.                        Mexico
Medtronic S.A.                                      Switzerland
Medtronic S.A.I.C.                                  Agrentina
Medtronic (Shanghai) Ltd.                           China
Medtronic (Schweiz) A.G.                            Switzerland
Medtronic (S) Pte., Ltd.                            Singapore
Medtronic Treasury International, Inc.              Minnesota
Medtronic Treasury Management, Inc.                 Minnesota
Medtronic-Vicare AS                                 Denmark
Medtronic-Vingmed AS                                Norway
Medtronic World Trade Corporation                   Minnesota
Omikcron Ltd.                                       Hungary
OSMED, Inc.                                         Michigan
Sentron Europe BV                                   Netherlands
Synectics-Dantec Finland OY                         Finland
Synectics-Dantec Sverige AB                         Sweden
Synectics GmbH                                      Germany
Synectics IR SA                                     Luxembourg
Synectics Medical A.B.                              Sweden
Synectics Medical B.V.                              Netherlands
Synectics Medical bvba                              Belgium
Synectics Medical Co., Ltd.                         South Korea
Synectics Medical Limited                           United Kingdom
Synectics Medical Poland Spolka Z.O.O. (Ltd.)       Poland
Synectics Medical SA (Pty)                          South Africa
Synectics Medical Srl                               Italy
Vitafin N.V.                                        Netherlands
Vitatron Beheersmaatschappij B.V.                   Netherlands
Vitatron Belgium N.V.                               Belgium
Vitatron G.m.b.H.                                   Germany
Vitatron, Incorporated                              Delaware
Vitatron Japan Co., Ltd.                            Japan
Vitatron Medical B.V.                               Netherlands
Vitatron Medical Espana S.A.                        Spain
Vitatron Nederland B.V.                             Netherlands
Vitatron N.V.                                       Netherlands
Vitatron S.A.R.L.                                   France
Vitatron U.K. Limited                               United Kingdom